UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2021

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 High Street, 28th Floor
Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CATB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2021, Catabasis Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, approved an amendment of the Company’s Amended and Restated 2015 Stock Incentive Plan (the “2015 Plan”), which amendment had been previously approved by the Company’s Board of Directors subject to stockholder approval, to increase the number of shares of the Company’s common stock that may be issued under the 2015 Plan by 6,000,000 shares, increasing the maximum number of shares of commons stock issuable under the 2015 Plan from 3,372,248 to 9,372,248.

The description of the 2015 Plan contained in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 16, 2021, under the heading “Proposal No. 4—Approval of Plan Increase Proposal” is incorporated herein by reference. A complete copy of the 2015 Plan, as so amended, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 2, 2021.  The following is a summary of the matters voted on at that meeting.

a)	Proposal 1. The stockholders of the Company elected Gregg Lapointe and Jonathan Violin as Class III directors to the Company’s Board of Directors, each to serve for a three-year term expiring at the annual meeting of stockholders to be held in 2024. The results of the stockholders’ vote with respect to the election of Class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes	Votes Abstaining
Gregg Lapointe	7,597,417	807,100	4,947,492	—
Jonathan Violin	7,903,998	500,519	4,947,492	—

b)	Proposal 2. The stockholders of the Company approved the issuance, in accordance with Nasdaq Listing Rule 5635(a), of the Company’s common stock upon conversion of its Series X Preferred Stock issued in January and February 2021 (the “Conversion Proposal”). The results of the stockholders’ vote with respect to this proposal were as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstaining
4,755,492	226,431	4,947,492	89,925

The above voting results for Proposal 2 do not include the 3,332,669 shares of Company common stock that were issued in the Company’s acquisition of Quellis Biosciences, Inc. that were not entitled to vote on Proposal 2 for purposes of Nasdaq rules. All of these shares were voted in favor of Proposal 2 for purposes of adopting the proposal under Delaware law. However, to comply with applicable Nasdaq rules, the Company instructed the inspector of elections to conduct a separate tabulation, which is set forth above, that subtracted all of the shares from the total number of shares voted in favor of Proposal 2 for purposes of determining whether the proposal was also adopted under applicable Nasdaq rules.

c)	Proposal 3. The stockholders of the Company approved an amendment to the Company’s certificate of incorporation to effect a reverse stock split at a ratio in the range of 1-for-3 to 1-for-6, with the exact ratio to be set within that range at the discretion of the Company’s Board of Directors before December 2, 2021 without further approval or authorization of the Company’s stockholders and with the Company’s Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. The results of the stockholders’ vote with respect to this proposal were as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstaining
12,364,530	967,838	—	19,641

d)	Proposal 4. The stockholders of the Company approved the amendment of the 2015 Plan. The results of the stockholders’ vote with respect to the approval of the amendment of the 2015 Plan were as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstaining
6,712,096	1,654,161	4,947,492	38,260

e)	Proposal 5. The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the stockholders’ vote with respect to the ratification of such appointment were as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstaining
12,997,135	240,370	—	114,504

f)            Proposal 6. The stockholders of the Company approved, on an advisory basis, the compensation of the Company's named executive officers. The results of the stockholders’ vote with respect to the advisory vote on executive compensation were as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstaining
7,732,194	535,325	4,947,492	136,998

g)            Proposal 7. The stockholders of the Company approved, by non-binding advisory vote, the frequency of future executive compensation advisory votes. The voting results were as follows:

One Year	Two Years	Three Years	Votes Abstaining
8,174,514	86,692	72,000	71,311

Item 7.01.	Regulation FD Disclosure.

The Company has updated its Corporate Presentation that will be available on the Investor Relations page of the Company’s website at https://ir.catabasis.com/events-and-presentation and will be used at investor and other meetings. A copy of the updated Corporate Presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The Company does not undertake to update this presentation.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the presentation attached as Exhibit 99.2 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Catabasis under the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

Following approval of the Conversion Proposal, the Company had approximately 109 million shares of common stock issued and outstanding on a pro forma basis, which gives effect to the full conversion of the Series X Preferred Stock as of the date of the Annual Meeting, without regard to beneficial ownership limitations that may limit the ability of certain holders of Series X Preferred Stock to convert such shares to the Company’s common stock at such time. Each share of Series X Preferred Stock is convertible into 1,000 shares of the Company’s common stock. Based upon existing beneficial ownership limitations, the Company anticipates that approximately 43,286 shares of Series X Preferred Stock will automatically convert into 43,286,314 shares of common stock on June 8, 2021, the fourth business day following stockholder approval of the Conversion Proposal. The remaining approximately 42,791 shares of Series X Preferred Stock (which are convertible into 42,790,686 shares of common stock) will remain convertible at the option of the holder thereof, subject to certain beneficial ownership limitations.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about the anticipated number of shares of Series X Preferred Stock that will convert into shares of common stock constitute forward-looking statements under applicable securities laws and regulations. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the impact of certain beneficial ownership limitations applicable to holders of shares of Series X Preferred Stock, and other factors discussed in the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2020 and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01.	Exhibits.

Exhibits

Number	Description
99.1	Amended and Restated 2015 Stock Incentive Plan
99.2	Corporate Presentation dated June 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: June 2, 2021	By:	/s/ Ben Harshbarger
Ben Harshbarger
Senior Vice President, General Counsel